Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is derived from the historical consolidated financial statements of API Technologies Corp. (“API”) and give effect to (i) the sale (the “Sale”) of all of the issued and outstanding shares of capital stock or other equity interests of Spectrum Sensors and Controls, Inc., a Pennsylvania corporation (“Sub 1”), Spectrum Sensors and Controls, LLC, a California limited liability company (“Sub 2”), and Spectrum Sensors and Controls, Inc., an Ohio corporation (“Sub 3” and together with Sub 1 and Sub 2, the “Companies”), ii) the repayment of certain of API’s indebtedness with the net proceeds from the Sale and (iii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The following unaudited pro forma condensed consolidated financial information reflects API’s continued ownership of its businesses other than the Companies.

Pro forma financial information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical information give effect to events that are (i) directly attributable to the Sale, (ii) factually supportable and (iii) expected to have a continuing impact. Pro forma adjustments are based on preliminary estimates and assumptions.

The unaudited pro forma condensed consolidated financial information consists of:

•	the unaudited pro forma condensed consolidated balance sheet of API as of February 28, 2013;

•	the unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the three months ended February 28, 2013;

•	the unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the year ended November 30, 2012; and

•	the unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the six months ended November 30, 2011.

The consolidated statement of operations and comprehensive income (loss) for the fiscal years ended May 31, 2011 and May 31, 2010 as presented in API’s Annual Report on Form 10-K for the year ended November 30, 2012 filed on February 12, 2013 (the
“Form 10-K”) did not include the results of the Companies, as they had not yet been acquired by API. Accordingly, no pro forma financial information is presented for such periods.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in the Form 10-K and API’s Quarterly Report on Form 10-Q for the three months ended February 28, 2013 filed on April 9, 2013, which are incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X and in a manner consistent with API’s accounting policies. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K to which such financial information is attached.

The unaudited pro forma condensed consolidated financial information does not purport to represent, and is not necessarily indicative of what API’s financial position and results of operations actually would have been had the Sale occurred on by the dates indicated. In addition, the unaudited pro forma consolidated financial information should not be considered to be fully indicative of API’s future financial performance. No effect has been given in the unaudited pro forma consolidated financial information for the costs or benefits of any activities that may result from any restructuring that may take place following the Sale. The unaudited pro forma consolidated financial information was prepared based on certain assumptions and estimates that API believes are reasonable, including the allocation of goodwill to the Companies and expenses used in calculating the accounting gain on the sale of the Companies.

API Technologies Corp.

Pro Forma Condensed Consolidated Balance Sheet

As at February 28, 2013

(Expressed in US Dollars)

(Unaudited) (Dollar Amounts in Thousands)

	API Techologies Corp. Per 10-Q	Less: Sensors Group	Pro-forma Adjustments		API Technologies Corp. Pro Forma
ASSETS
Current
Cash and cash equivalents	$10,064	$—			$10,064
Restricted cash	—		1,500	(a)	1,500
Accounts receivable, less allowance for doubtful accounts	49,202	(3,724)			45,478
Inventories, less provision for obsolescence	71,012	(5,913)			65,099
Deferred income taxes	1,039	—			1,039
Prepaid expenses and other current assets	2,737	(92)			2,645

	134,054	(9,729)	1,500		125,825

Fixed assets, net	39,647	(1,317)			38,330
Fixed assets held for sale	900				900
Goodwill	156,002	(22,786)			133,216
Intangible Assets, net	47,646	(2,058)			45,588
Others non-current assets	3,451				3,451

	$381,700	$(35,890)	$1,500		$347,310

Liabilities, Redeemable Preferred Stock and Shareholder’s Equity
Current
Accounts payable and accrued expenses	$41,421	$(1,871)			$39,550
Deferred revenue	492		190	(d)	682
Current portion of long-term debt	9,585				9,585

	51,498	(1,871)	190		49,817

Deferred income taxes	4,074				4,074
Other long-term liabilities	998				998
Long-term debt, net of current portion and discount	176,375	—	(47,719	) (a)	128,656

	232,945	(1,871)	(47,529)		183,545
Commitments and contingencies
Redeemable Preferred Stock	25,234				25,234
Shareholders’ equity					—
Common shares	55				55
Special voting stock	—				—
Additional paid-in capital	327,363				327,363
Common stock subscribed but not issued	2,373				2,373
Accumulated deficit	(206,937)	(34,019)	49,029	(a) (d)	(191,927)
Accumulated other comprehensive income	667	—	—		667

	123,521	(34,019)	49,029		138,531

	$381,700	$(35,890)	$1,500		$347,310

API Technologies Corp.

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive income (loss)

Three Months Ended February 28, 2013

(Expressed in US Dollars)

(Unaudited) (Dollar Amounts in Thousands)

	API Technologies Corp. Per 10-Q	Less: Sensors Group (a)	Pro-forma Adjustments		API Technologies Corp. Pro Forma
Revenue, net	$67,158	$(6,146)	$851	(b)	$61,863
Cost of revenues	52,031	(4,683)	1,005	(b) (f)	48,353
Restructuring charges	103	(27)	—		76

	52,134	(4,710)	1,005		48,429

Gross profit	15,024	(1,436)	(154)		13,434

Operating expenses
General and administrative	6,992	(264)	140	(f)	6,868
Selling expenses	4,019	(302)	—		3,717
Research and development	2,428	(124)	—		2,304
Business acquisition related charges	468	(3)	3		468
Restructuring charges	242	—	—		242

	14,149	(693)	143		13,599

Operating income (loss)	875	(743)	(297)		(165)

Other expenses (income), net
					—
Interest expense, net	4,343	(1)	(1,076	) (c)	3,266
Amortization of note discounts and deferred financing costs	10,753		—		10,753
Other expenses (income), net	(798)	1	(14,946	) (d)	(15,743)

	14,298	—	(16,022)		(1,724)

Income (loss) before income taxes	(13,423)	(743)	15,725		1,559
Expense (benefit) for income taxes	1,001	(11)	381	(e)	1,371

Net income (loss)	$(14,424)	$(732)	$15,344		$188

Unrealized foreign currency translation adjustment	(1,418)				(1,418)

Comprehensive income (loss)	$(15,842)				$(1,230)

Net income (loss) per share - Basic and diluted	$(0.26)				$0.00

Weighted average shares outstanding
Basic	55,369,100				55,369,100
Diluted	55,369,100				55,369,100

API Technologies Corp.

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive income (loss)

Year Ended November 30, 2012

(Expressed in US Dollars)

(Unaudited) (Dollar Amounts in Thousands)

	API Technologies Corp. Per 10-K	Less: Sensors Group (a)	Pro-forma Adjustments		API Technologies Corp. Pro Forma
Revenue, net	$280,820	$(26,247)	$2,529	(b)	$257,102
Cost of revenues	214,460	(18,961)	2,825	(b) (f)	198,324
Restructuring charges	10,336	(288)	—		10,048

	224,796	(19,249)	2,825		208,372

Gross profit	56,024	(6,998)	(296)		48,730

Operating expenses
General and administrative	26,825	(1,070)	564	(f)	26,319
Selling expenses	15,753	(1,285)	—		14,468
Research and development	10,297	(647)	—		9,650
Business acquisition related charges	4,027	—	—		4,027
Restructuring charges	7,366	—	—		7,366

	64,268	(3,002)	564		61,830

Operating income (loss)	(8,244)	(3,996)	(860)		(13,100)

Other expenses (income), net
Goodwill impairment	111,300				111,300
Interest expenses, net	16,209	—	(4,233	) (c)	11,976
Amortization of note discounts and deferred financing costs	15,684		—		15,684
Other expenses (income), net	898	3	(14,946	) (d)	(14,045)

	144,091	3	(19,179)		124,915

Income (loss) before income taxes	(152,335)	(3,999)	18,319		(138,015)
Expense (benefit) for income taxes	(3,632)	(51)	414	(e)	(3,269)

Net income (loss)	$(148,703)	$(3,948)	$17,905		$(134,746)

Unrealized foreign currency translation adjustment	1,914				1,914

Comprehensive income (loss)	$(146,789)				$(132,832)

Net income (loss) per share - Basic and diluted	$(2.69)				$(2.44)

Weighted average shares outstanding
Basic	55,314,263				55,314,263
Diluted	55,314,263				55,314,263

API Technologies Corp.

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive income (loss)

Six Months Ended November 30, 2011

(Expressed in US Dollars)

(Unaudited) (Dollar Amounts in Thousands)

	API Techologies Corp. Per 10-K	Less: Sensors Group (a)	Pro-forma Adjustments		API Technologies Corp. Pro Forma
Revenue, net	$144,313	$(14,182)	$1,378	(b)	$131,509
Cost of revenues	109,734	(9,577)	1,336	(b) (f)	101,493
Restructuring charges	205	—	—		205

	109,939	(9,577)	1,336		101,698

Gross profit	34,374	(4,605)	42		29,811

Operating expenses
General and administrative	12,604	(471)	277	(f)	12,410
Selling expenses	7,954	(735)	—		7,219
Research and development	5,041	(302)	—		4,739
Business acquisition related charges	638	—	—		638
Restructuring charges	2,125	—	—		2,125

	28,362	(1,508)	277		27,131

Operating income (loss)	6,012	(3,097)	(235)		2,680

Other expenses (income), net
Interest expenses, net	6,987	—	(2,122	) (c)	4,865
Amortization of note discounts and deferred financing costs	1,125		—		1,125
Other expenses (income), net	176	2	(14,946	) (d)	(14,768)

	8,288	2	(17,068)		(8,778)

Income (loss) before income taxes	(2,276)	(3,099)	16,833		11,458
Expense (benefit) for income taxes	(10,160)	(1,132)	9,783	(e)	(1,509)

Net income (loss)	$7,884	$(1,967)	$7,050		$12,967

Unrealized foreign currency translation adjustment	(115)				(115)

Comprehensive income (loss)	$7,769				$12,852

Net income (loss) per share - Basic and diluted	$0.15				$0.24

Weighted average shares outstanding
Basic	53,790,766				53,790,766
Diluted	53,802,763				53,802,763

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

1.	REPORTING CURRENCY

The unaudited pro forma condensed consolidated financial statements are expressed in US dollars, to be consistent with the reporting currency.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

a)	The unaudited pro forma condensed consolidated financial statements incorporate the following pro forma assumptions and adjustments: (i) the sale of the Companies, and (ii) the repayment of long-term debt using the net proceeds received from the sale of the Companies. The balance sheet adjustment reflects net reduction in long-term debt upon the sale of the Companies and the $1.5 million portion of the proceeds placed in escrow.

b)	As part of the sale of the Companies, API entered into a transitional services agreement (“TSA”) with the Purchaser, whereby it will manufacture products for a period of up to 9 months and provide certain administrative services to the Purchaser over a period of up to 18 months. Pro forma adjustment has been made to reflect the revenue and costs expected as a result of the TSA.

c)	Reflects pro forma adjustment of interest expense due to repayment of long-term debt using the net proceeds of approximately $47.7 million from the sale of the Companies after expenses of $2.2 million and cash placed in escrow of $1.5 million.

d)	Reflects pro forma adjustment of other income due to the accounting gain on the sale of the Companies of approximately $14.9 million. A portion of this gain from the sale of the Companies has been deferred as a result of the pricing for the services used in the TSA, and that deferred gain will be recognized in revenue over the expected term of the TSA.

e)	Tax adjustment due to reflecting the pro forma income (loss) before taxes of the consolidated companies after pro forma adjustments. For the period ending November 30, 2011, the pro forma tax expense is computed at the expected effective tax rate adjust for the impact of the sale of goodwill for which no tax basis exists. For the periods ending November 30, 2012 and February 28, 2013, only state income tax expense is reflected as the federal tax expense is reduced in each period by the release of valuation allowances relating to deferred tax assets.

f)	Reflects pro forma adjustment of allocated overhead or administrative costs to the Companies that will remain with API following the sale.

3.	EARNINGS PER SHARE

API basic pro forma earnings (loss) per share was calculated based on the unaudited pro forma net income (loss) and the weighted average number of shares outstanding during the reporting periods. The net income (loss) and shares used in computing the net income (loss) per share for the three months ended February 28, 2013, the year ended November 30, 2012 and the six months ended November 30, 2011 are based on API’s historical weighted average common shares outstanding during the respective periods. The effect of any common stock issuable upon the exercise of API’s stock options or warrants have been excluded from the historical and pro forma computation of net loss per share for the year ended November 30, 2012 and the six months ended November 30, 2011 as the effect would be anti-dilutive.